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                                                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 19, 1999, except with respect to the matter discussed in Note 15 as to which the date is August 12, 1999, included in Harken Energy Corporation's Form 10-K, as amended, for the year ended December 31, 1998, and to all references to our firm included in this registration statement.


                                                ARTHUR ANDERSEN LLP


Dallas, Texas


February 15, 2000